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                                                                    EXHIBIT 10.3




                       MARCUM NATURAL GAS SERVICES, INC.

                          DIRECTORS' STOCK OPTION PLAN

                              AMENDED AND RESTATED
                             AS OF DECEMBER 5, 1996

1.       PURPOSE

         The purpose of this Directors' Stock Option Plan (the "Plan") is to assist Marcum Natural Gas Services, Inc. in attracting, motivating and retaining qualified non-employee directors by providing a means whereby such persons will be given an opportunity to acquire a proprietary interest in the Company's future growth.

2.       CERTAIN DEFINITIONS

         When used in this Plan, unless the context otherwise requires:

         2.1 "Board of Directors" or "Board" shall mean the Board of Directors of Marcum Natural Gas Services, Inc. as constituted at any time.

         2.2     "Change of Control" shall mean any of the following events:

                 (A) any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "Beneficial Owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding securities;

                 (B) individuals who constitute the Board on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such effective date whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (B), considered as though such person were a member of the Incumbent Board;

                 (C) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than (1) any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being "Beneficially Owned" (as defined above) by 75% or more of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) a merger or consolidation effected to implement a recapitalization of
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         the Company (or similar transaction) in which no "Person" (as defined above) acquires more than 25% of the combined voting power of the Company's then outstanding securities, or

                 (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred with respect to any particular Director by virtue of any transaction which results in such Director, or a group of Persons which includes such Director, acquiring, directly or indirectly, 25% or more of the combined voting power of the Company's outstanding securities.

         2.3 "Committee" shall mean the Committee as described in Section 3 hereof, if such Committee has been appointed, or the Board, if such Committee has not been appointed.

         2.4 "Common Stock" shall mean a share of Common Stock, par value $0.01 per share, of the Company.

         2.5     "Company" shall mean Marcum Natural Gas Services, Inc.

         2.6 "Director" shall mean a person who, on any date a Directors' Option would be granted to a Director hereunder, is a member of the Board of Directors but who is not then an employee of the Company or any Subsidiary; provided, however, that no member of the Board serving as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company shall be deemed a Director for purposes of the Plan.

         2.7 "Directors' Options" shall mean options to purchase shares (subject to adjustment pursuant to Section 6.2 hereof) of Common Stock which may be granted by the Company to each Director pursuant to Section 7.

         2.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         2.9 "Fair Market Value" of a share of Common Stock on any date shall mean the last sale price, or if there was no sale the last bid price, of the Common Stock as reported in the Wall Street Journal for securities listed on the Nasdaq Stock Market for the date in question, or, if no such sale price or bid price is available, the last sale price or bid price on the next preceding date for which a sale price or bid price was so reported. If the Common Stock is traded on an exchange, the closing price of the Common Stock shall be used in lieu of sale price or bid price. If the Common Stock is not listed on the Nasdaq Stock Market or traded on an exchange, the Fair Market Value shall be such amount as determined by the Board or the Committee, if any.

         2.10 "Immediate Family Members" of a Director shall mean such Director's spouse, children and grandchildren (whether by blood or adoption).

         2.11    "Limited Right" shall mean the right, granted pursuant to
Section 8, to receive payment, in cash, following a Change of Control, of an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share, if the Change of Control occurs as a result of a



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Transaction, tender offer or exchange offer, or (y) the highest Fair Market
Value per share during the period commencing thirty days prior to the Change of Control and ending immediately prior to the date the Limited Right is exercised, over (b) the exercise price per share under the Directors' Option to which such Limited Right relates, by (ii) the number of shares of Common Stock as to which such Limited Right is being exercised provided that, in the case of a Limited Right that has not been outstanding at least seven months at the time the Change of Control occurs, the amount computed under part (A) of the foregoing formula shall be equal to the highest amount that could be computed under part (y) of such formula using a Fair Market Value that first became determinable six months or more after the date of grant of the Limited Right (with such Fair Market Value otherwise determined in accordance with the foregoing formula).

         2.12 "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions and soliciting dealer's fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution or upon liquidation or otherwise) in any Transaction, tender offer or exchange offer occurring prior to the date on which such Limited Right is exercised. If the consideration paid or to be paid in any such Transaction, tender offer or exchange offer shall consist, in whole or in part, of consideration other than cash, the Board or the Committee, if any, shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration in writing by any party to such Transaction, tender offer or exchange offer other than the Company.

         2.13 "Non-Employee Director" shall mean a Director of the Company who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3.

         2.14 "Plan" shall mean this Directors' Stock Option Plan of the Company, as initially authorized and adopted by the Board of Directors on December 12, 1991 and by the stockholders of the Company on August 6, 1992, as amended effective June 1, 1995, June 4, 1996 and December 5, 1996, and as amended thereafter from time to time.

         2.15 "Rule 16b-3" shall mean Rule 16b-3 (as from time to time amended) and including any successor provisions promulgated under the Exchange Act.

         2.16 "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

         2.17 "Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the surviving corporation other than a merger solely to effect a reincorporation or a merger of the Company as to which stockholder approval is not required pursuant to Sections 251(f) or 253 of the Delaware General Corporation Law, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets or earning power of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

3.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors or by a Director Stock Option Committee consisting of two or more Non-Employee Directors appointed by the Board. The Board and the Committee, if any, shall have full power and authority to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including but not limited to


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the Company, the stockholders and any person having an interest in any
Directors' Options, provided that a Director shall disqualify himself from deciding any question that is unique to his own Directors' Option. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. No member of the Board or the Committee, if any, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan.

4.       COMPLIANCE WITH RULE 16B-3

         It is the intent of the Company that the Plan comply in all material respects with Rule 16b-3. Accordingly, if any provision of the Plan or any agreement hereunder does not comply with the applicable requirements of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

5.       ELIGIBILITY

         5.1 ELIGIBLE DIRECTORS. Directors' Options and Limited Rights may be granted only to Directors. Employees of the Company or any of its Subsidiaries are not eligible to receive Directors' Options or other awards under the Plan.

         5.2 OPTION AGREEMENT. Each Directors' Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Board or the Committee, if any, may determine, subject to the provisions of this Plan.

6.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         6.1 MAXIMUM NUMBER. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 650,000 shares. Such shares may be authorized and unissued shares or may be treasury shares. If any shares of Common Stock subject to a Directors' Option are not purchased before such Directors' Option expires or otherwise terminates, unless the Directors' Option is surrendered upon exercise of a Limited Right, such shares may again be made subject to a Directors' Option.

         6.2 CAPITAL CHANGES. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of one percent (1%) at any single time, stock split, combination of shares, exchange of shares, extraordinary cash dividend, change in corporate structure or otherwise), the Board or the Committee, if any, shall, in order to prevent dilution or enlargement of Participants' rights, make appropriate adjustments in: (i) the number and kind of shares of Common Stock theretofore made subject to Directors' Options, and/or in the exercise price of said shares; and (ii) the aggregate number and kind of shares which may be issued under the Plan. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.



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7.       OPTION GRANTS

         7.1 INITIAL GRANTS TO NEW DIRECTORS. A Directors' Option to purchase 20,000 shares of Common Stock shall be automatically granted to each person who is first elected or appointed to serve as a member of the Board after the effective date of the Plan and who, at the time of such election or appointment, is a Director and was not, during the one-year period prior to the date of such election or appointment, an employee of the Company or any Subsidiary.

         7.2 ANNUAL GRANTS TO DIRECTORS. A Directors' Option to purchase 10,000 shares of Common Stock shall be granted for each Director each year on the date of the Annual Meeting of Shareholders; provided, however, that a Directors' Option shall not be granted under this Section 7.2 to a Director in a given year if, during the six-month period prior to and including the date the Directors' Option would otherwise be granted pursuant to this Section 7.2, such Director either was granted a Directors' Option pursuant to Section 7.1 or such Director was an employee of the Company or any Subsidiary.

         7.3     ADDITIONAL DISCRETIONARY GRANTS TO DIRECTORS.   In addition to
the formula grants of Directors' Options to Directors set forth in Sections 7.1 and 7.2, additional Directors' Options may be granted in the discretion of the Board or the Committee, if any, to such Directors and exercisable to purchase such number of shares of Common Stock as the Board or the Committee, if any, shall determine.

         7.4 TERMS OF DIRECTORS' OPTIONS. Directors' Options shall be nonstatutory stock options which shall be granted for no consideration other than services, and shall be subject to the following terms and conditions:

                          (i) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under a Directors' Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Directors' Option. A Directors' Option shall be exercised by giving written notice of exercise to the Company accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Common Stock acquired by the Director at least six months prior to the exercise date (if the repurchase of shares by the Company is permissible on the date of exercise under applicable law), which shares have a fair market value at the time of delivery equal to the exercise price, or a combination of a cash payment and such a surrender of shares. Each share surrendered in payment of the exercise price shall be valued at its Fair Market Value at the exercise date.

                          (ii) EXERCISABILITY. A Directors' Option shall be exercisable immediately upon grant, subject to the provisions of Section 14.

                          (iii) TERM AND TERMINATION OF SERVICE. Each Directors' Option shall expire at the earlier of (a) ten years after the date of grant, (b) the number of years after the Director ceases to serve as a member of the Board equal to the number of years (including any partial years) the Director served as a member of the Board, if the Director ceases to serve as a member of the Board for any reason other than dismissal for cause, and (c) at the time the Director ceases to serve as a member of the Board, if he is dismissed for cause; provided, however, that, if a Director ceases serving as a member of the Board and, immediately thereafter, he is employed by the Company or a Subsidiary, then, solely for purposes of this Section 7.4, he shall not be deemed to have ceased to serve as a member of the Board at that time, and his continued employment by the Company or any Subsidiary shall be deemed to be continued service as a member of the Board for purposes of the Plan (except that such former Board


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                 member shall not be eligible for additional grants of
                 Directors' Options under the Plan); and provided further, that a Directors' Option shall be exercisable after the date a Director ceases to serve as a member of the Board (unless the Director continues to be employed by the Company or a Subsidiary under the preceding proviso) only to the extent such Directors' Option was exercisable at such date.

         7.5     REPRICING OF DIRECTORS' OPTIONS.   Notwithstanding any other
provision of this Plan to the contrary, the exercise price per share of Common Stock purchasable under all Directors' Options outstanding on March 8, 1996 shall be repriced (whether such repricing increases or decreases the exercise price) to $1.59, which was the last sale price of the Common Stock reported on the Nasdaq National Market on March 8, 1996, and which represented 100% of the Fair Market Value of a share of Common Stock on such date.

8.       LIMITED RIGHTS

         8.1 GRANT OF LIMITED RIGHTS. A Limited Right shall be automatically granted to each Director concurrently with the grant of each Directors' Option to such Director. Such Limited Right shall be exercisable with respect to the number of shares of Common Stock which are, or may become, purchasable under any such Directors' Option, at the times specified in Section 8.2, and shall expire at the time the Directors' Option to which the Limited Right relates expires. Each Director to whom Limited Rights are granted shall be given written notice advising him of the grant of such rights specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

         8.2 EXERCISE OF LIMITED RIGHTS. Subject to the limitations set forth in Section 8.1, a Limited Right may be exercised only during the period beginning on the first day following the occurrence of a Change of Control and ending on the sixtieth day following such date. Upon the occurrence of a tender or exchange offer constituting a Change of Control, a Limited Right may be exercised in such manner regardless of whether the Board supports or opposes such tender or exchange offer. A Director shall exercise his Limited Right by delivering a written notice to the Board of Directors specifying the number of shares with respect to which he exercises a Limited Right and agreeing to surrender the right to purchase an equivalent number of shares of Common stock subject to his Directors' Option. If a Director exercises a Limited Right, payment of his Limited Right shall be made in accordance with Section 8.3 on or before the thirtieth day after the date of exercise of the Limited Right. A Limited Right shall remain exercisable for so long as the Directors' Option to which it relates is exercisable, as provided in Section 7.4, in the event a Director ceases being a member of the Board after a Change of Control. Notwithstanding the above, if a Director ceases being a member of the Board before the occurrence of any Change of Control, his Limited Rights shall expire immediately.

         8.3 FORM OF PAYMENT. If a Director elects to exercise a Limited Right as provided in Section 8.2, the Company shall pay to the Director in cash the amount set forth in Section 2.11 hereof, calculated with respect to the shares as to which the Director has exercised such Limited Right, within thirty days of the date of exercise of the Limited Right. If such amount is not paid in full within the prescribed period, the Company shall be liable to such Director for the costs of collection of such amount, including attorney's fees.

         8.4 TERMINATION. When a Limited Right is exercised, the Directors' Option to which it relates, if any, shall cease to be exercisable to the extent of the number of shares of Common Stock with respect to which such Limited Right was exercised. Upon the exercise or termination of a Directors' Option, any Limited Right granted with respect thereto shall terminate to the extent of the number of shares as to which such Directors' Option was exercised or terminated.


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9.       TRANSFERABILITY

         Directors' Options and Limited Rights granted under this Plan, and any other rights acquired by a Director under this Plan, shall be transferable by a Director, but only (i) without consideration (other than in exchange for an interest in a transferee's partnership, limited liability company or other similar entity), (a) to any Immediate Family Members of the Director, (b) to any trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) to a partnership, limited liability company or other similar entity in which such Immediate Family Members and the Director are the sole partners or members; (ii) by will or the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); provided, however, that (1) the Board or the Committee, in granting a Directors' Option or Limited Right, may impose additional restrictions on transfer or prohibit transfer entirely;
(2) following transfer, any Directors' Option or Limited Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan, any reference to a Director as an optionee shall be deemed to refer to the transferee; and (3) the events of termination of employment of Section 7.4(iii) shall continue to be applied with respect to the original optionee Director, following which the Directors' Option or Limited Right shall be exercisable by the transferee only to the extent and for the periods specified at Section 7.4(iii). In the event of a transferee's death, the Directors' Option or any Limited Right may be exercised by the personal representative of the transferee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee's will or under the applicable laws of descent and distribution.

10.      NO RIGHTS AS A STOCKHOLDER

         A Director shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Directors' Option, until such Directors' Option is exercised. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Director, or in any other rights of the Director upon exercise of a Directors' Option, by reason of any dividend, distribution, or other right granted to stockholders for which the record date is prior to the date of exercise of the Director's Option.

11.      AMENDMENT

         The Company by action of the Board may amend, modify or terminate this Plan at any time or amend, modify, or terminate any outstanding option agreement; provided, however, that any such amendment, modification or termination shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or of any stock exchange or automated quotation system on which the Common Stock may be listed, traded or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable, provided that any increase in the aggregate number of shares of Common Stock that may be issued under this Plan, other than in connection with an adjustment pursuant to Section 6.2, shall require the approval of the Company's stockholders, and provided, further, that no action may be taken by the Company without the consent of the affected Director which will materially impair the rights of such Director under any award.


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12.      REGISTRATION OF OPTIONED SHARES

         The Directors' Options shall not be exercisable unless the sale of such optioned shares is registered pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the sale of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and unless, in the opinion of such counsel, the sale would be exempt from the registration or qualification requirements of applicable state securities laws.

13.      FINANCING ARRANGEMENTS

         The Board of Directors or the Committee, if any, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the exercise of Directors' Options and disposition of shares acquired upon such exercise, including, without limitation, arrangements for the simultaneous exercise of Directors' Options and sale of the shares acquired upon such exercise, provided that no such arrangements may be made if the making of such arrangement, or the authorization of such arrangements pursuant to this Section 13, would cause the Plan to no longer comply in all material respects with Rule 16b-3.

14.      EFFECTIVE DATE

         This Plan was initially authorized and adopted by the Board of Directors on December 12, 1991, and became effective upon approval by the Company's stockholders at the annual meeting of stockholders on August 6, 1992. This Plan was amended effective June 1, 1995, June 4, 1996 and December 5, 1996. Unless earlier terminated by the Board, the Plan shall terminate when no shares of Common Stock remain reserved and available for issuance and the Company has no further obligation with respect to any award granted under the Plan.




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